UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: August 13, 2010

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 13, 2010, the Board of Directors of China Natural Gas, Inc. (the “Company”), in consultation with management and its Audit Committee, determined that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 can no longer be relied upon because of the errors discussed below in those financial statements, and that the Company will restate these financial statements to make the necessary accounting corrections. Our independent auditors have informed us that their reports originally issued related to  the financial statements for the year ended December 31, 2009 and to the effectiveness of our internal control over financial reporting for the related periods also should not be relied upon.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, the management and the Board of Directors identified a material weakness in internal control over financial reporting for failure to disclose a bank loan in the amount of $17.7 million entered into on February 26, 2010 (the “Bank Loan”). This weakness resulted in the Company's understating its restricted cash by the amount of the Bank Loan.

In addition, in connection with the Bank Loan, Xi’an Xilan Natural Gas Co. Ltd., the Company’s variable interest entity, pledged its equipment and vehicles located within China to secure the Bank Loan (the “Pledge”) and guaranteed the repayment of the Bank Loan. The Pledge is prohibited by the Indenture for the 5% Guranteed Senior Note issued to Abax Lotus Ltd. (“Abax”) dated January 26, 2008 (the “Senior Notes”). As a result, Abax has the right declare a default under the Indenture after written notice and the Company’s 30 days right to cure. Upon an event of default, Abax may accelerate the outstanding indebtedness together with all accrued interest thereon and demand immediate repayment. As of the date of this report, the Company has not received a notice of default from Abax.

Also in connection, with the Senior Notes, the Company issued certain warrants to purchase the Company’s common stock pursuant to a Warrant Agreement and Warrant Certificates. Under the terms of the Warrant Agreement, in the event of a default under the Indenture for the Senior Notes, the warrant holders are entitled to require the Company to redeem the warrants for a price equal to the pro rata portion of the aggregate redemption price of $17,500,000 applicable to the warrants tendered by such holders.

Due to the potential event of default, the Company is required to reclassify from long term liabilities to short term liabilities for the Senior Notes and the fair value of the redeemable warrants in the amount of $45.6 million in its consolidated balance sheet as of March 31, 2010. The Company will amend its Annual Report on Form 10-K for the year ended December 31, 2009 to reclassify the liabilities for the Senior Notes and the fair value of the redeemable warrants  and to disclose the Bank Loan as a subsequent event on the consolidated financial statements footnotes. In addition, the Company will also amend its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 to reclassify the liabilities for the Senior Notes and the fair value of the redeemable warrants.

The Audit Committee of the Company’s Board of Directors has discussed the forgoing matters with the Company’s Chief Financial Officer and its independent registered public accounting firm and our independent auditor, Frazer Frost, LLP expressed agreement with the Company’s determination to amend the above referenced reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: August 19, 2010	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer